                                                                   Exhibit 10.57


                        COOPERATIVE TECHNOLOGY AGREEMENT


                  IN THIS AGREEMENT, Jomed International i Helsingborg AB, having a principal office at Drottninggatan 94, S-25221, Helsingborg, Sweden, ("Jomed") and Vista Medical Technologies ("Vista"), a Delaware corporation having a principal office at 5451 Avenida Encinas, Carlsbad, CA 92008, hereby agree as follows:

                             ARTICLE I - BACKGROUND

         WHEREAS:

         1.1 Vista has products known as Series 8000 Visualization and Information Systems and certain related products.

         1.2 Vista owns and licenses intellectual property ("IP") rights and technology related to the design, manufacture and operation of its products. Vista conducts continuing research and development directed to improvements, modifications and additions to its products.

         1.3 Jomed sells devices for interventional cardiology and cardiac surgery and other thoracic surgical applications, and Jomed has considerable experience in the development marketing, sale and service of such devices and systems for such applications.

         1.4 Jomed desires an exclusive right of distribution of certain products made by Vista in certain defined fields and territories corresponding to Jomed's current and anticipated markets, and Vista is willing to grant to Jomed such a distribution right pursuant to the terms and conditions of a certain distribution agreement ("Distribution Agreement") concurrently executed by the parties.

         1.5 Jomed and Vista recognize that application of Vista's products in Jomed's fields will require development of improved and modified products, and Vista and Jomed, therefore, have agreed to conduct co-operative research and development pursuant to the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties mutually agree as follows:

                            ARTICLE II - DEFINITIONS

         2.1 "Cooperative Development Area" shall mean research and development on Vista Improvements, integration of Vista Products and Jomed Products in the Jomed Field and on integration of the Vista Products and Jomed Products with other appropriate products or technologies which are capable of being used in the Jomed Field and the Vista Field.

         2.2      "Effective Date" shall mean May 1, 2000.

         2.3 "Jomed Core Technology" shall mean all patents, trade secrets and know-how owned by Jomed or its Related Companies on the date of this Agreement or subsequently developed or acquired by Jomed or its Related Companies.

         2.4      "Jomed Field" shall mean all:

                  (a) Cardiology, including, without limitation, interventional cardiology and related interventional radiological applications.

                  (b)      Cardiothoracic surgery.

         2.5 "Jomed Products" shall mean Jomed's and its Related Companies' products having application in the Jomed Field.

         2.6 "Series 8000" shall mean the current version of Vista's visualization and related information systems for interventional cardiology and cardiothoracic surgery, together with all associated accessories, software and disposables specific to such systems, together with any updates, modifications or new versions thereof.

         2.7 "Vista Core Technology" shall mean all patents, trade secrets and know-how owned by Vista or its Related Companies on the date of this Agreement or subsequently developed or acquired by Vista or its Related Companies relating to the Series 8000.

         2.8 "Vista Current Products" shall mean the Series 8000 and related products, including, without limitation, the apparatus and software listed in Schedule A of the Distribution Agreement.

         2.9      "Vista Field" shall mean cardiothoracic surgery.

         2.10 "Vista Improvements" shall mean any modified Vista Current Product and any addition to the Series 8000 product line.

         2.11 "Vista Products" shall mean and include Vista Current Products and any Vista Improvements that subsequently become subject to the Distribution Agreement pursuant to its terms.

         2.12 "Work Plan" shall mean a written summary of the tasks to be undertaken during a particular calendar year or other specified period in connection with the conduct of activities contemplated by this Agreement, together with a budget of the anticipated costs associated therewith, adopted by the parties in accordance with this Agreement. Each Work Plan will include reasonably detailed descriptions of the tasks and work to be performed, the scheduling of tasks and work, the resources required to accomplish the work, the costs associated with the planned work and whether Vista or Jomed will be responsible for accomplishing each task.


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


         2.13 "Related Company" shall mean (a) a corporation, firm or association which, or an individual who, owns a controlling interest in a party hereto by stock ownership or otherwise, (b) a corporation, firm or association in which a party hereto owns a controlling interest by stock ownership or otherwise, or (c) a corporation, firm or association in which a controlling interest by stock ownership or otherwise is owned by a corporation, firm or association which, or an individual who, also owns a controlling interest in a party hereto by stock ownership or otherwise. A "controlling interest" shall mean ownership or control of more than 50% of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than 50% of the voting power in the case of a business entity other than a corporation.

                      ARTICLE III - VISTA RESPONSIBILITIES

         3.1 Vista shall work exclusively (except of itself) with Jomed in the Cooperative Development Area.

         3.2 In the calendar year 2000, Vista shall continue to invest in research and development ("R&D") on its core technology and such improvements as are appropriate will be incorporated in the Series 8000, according to mutual agreement with Jomed, taking normal commercial considerations into account.

         3.3 In calendar years after 2000 during the term of this Agreement, Vista shall continue to invest in core technology, but will additionally agree with Jomed on specific improvements or enhancements to the Series 8000, or related products, specifically applicable to the Jomed Field. Such mutually agreed specific improvements or enhancements, detailed in a Work Plan, will be funded by payment from Jomed to Vista on a schedule also to be agreed. Such payments by Jomed will not total more than $850,000 over calendar years 2001 and 2002.

         3.4 Vista shall develop a preliminary draft of the Work Plan for 2001 by no later than October 31, 2000, and for each subsequent year during the term of this Agreement by no later than October 31 of the prior calendar year.

         3.5 At its discretion, Vista may disclose Vista Core Technology to Jomed in furtherance of the purposes of this Agreement.

         3.6 Any Jomed Core Technology disclosed to Vista pursuant to this Agreement shall be used by Vista solely in the performance of its obligations under the Work Plan and under the Distribution Agreement.

                       ARTICLE IV - JOMED RESPONSIBILITIES

         4.1 Jomed shall work exclusively (except of itself) with Vista in the Cooperative Development Area.

         4.2 Jomed shall periodically meet and confer with Vista as deemed necessary by the parties to coordinate their respective activities in the Cooperative Development Area. Jomed


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


shall review each preliminary Work Plan submitted by Vista within thirty (30) days after receipt of such plan.

         4.3 At its discretion, Jomed may disclose Jomed Core Technology to Vista in furtherance of the purposes of this Agreement.

         4.4 Any Vista Core Technology disclosed to Jomed pursuant to this Agreement shall be used by Jomed solely in the performance of its obligations under the Work Plan and under the Distribution Agreement.

                      ARTICLE V - CONFIDENTIAL INFORMATION

         5.1 "Confidential Information" as used in this Agreement shall mean all technical or business information disclosed by either party to the other pursuant to this Agreement that is in tangible form and identified in tangible form as being confidential and proprietary to the disclosing party or that is disclosed orally or by demonstration, identified at the time of disclosure as being confidential and proprietary to the disclosing party, and, within thirty (30) days after such disclosure, is confirmed in a writing identified as confidential and proprietary. No information shall be regarded as Confidential Information if the receiving party can show by competent proof that such information:

                  (a) was, at the time of disclosure, already known by the receiving party, as shown by written records in the possession of receiving party;

                  (b) was at the time of disclosure, or subsequently became, through no fault of the receiving party known to the general public through publication or otherwise; or

                  (c) was, subsequent to disclosure to the receiving party, lawfully and independently received by the receiving party from a third party who had the right to disclose it without restriction.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of receiving party merely because the Confidential Information is embraced by general disclosures in the public domain or in the possession of receiving party. In addition, any combination of Confidential Information shall not be considered in the public domain or in the possession of receiving party merely because individual elements thereof are in the public domain or in the possession of receiving party unless the combination and its principles are in the public domain or in the possession of receiving party.

         5.2 Either party, at its discretion, may disclose to the receiving party any Confidential Information that the disclosing party, in its reasonable judgment, believes is sufficient to enable the receiving party to perform under this Agreement.


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


         5.3      Each party agrees:

                  (a) to treat as confidential and to preserve the confidentiality of all Confidential Information disclosed to it by the other party;

                  (b) to use any and all Confidential Information disclosed by the other party solely in connection with performance under this Agreement and the Distribution Agreement and for no other purpose;

                  (c) to make no disclosures of any Confidential Information to any party other than its officers and employees having a reasonable need to know; and

                  (d) to maintain in confidence any information regarding the nature or scope of any transaction between the parties hereto, except to the extent such information must be disclosed pursuant to law, and then only after notifying the other party of such requirement.

Any obligation imposed by this paragraph 5.3 may be waived in writing by the disclosing party as to its particular Confidential Information and to a particular use or disclosure. Any such waiver shall have a one-time effect and shall not apply to any subsequent situation regardless of its similarity.

         5.4 All Confidential Information shall remain the property of the disclosing party and, upon request of the disclosing party, the receiving party shall promptly return to the disclosing party all Confidential Information, or any part or reproduction thereof.

         5.5 The obligations of the receiving party and each employee and officer of the receiving party under this Agreement with respect to Confidential Information shall expire five (5) years from the date of termination of this Agreement

                             ARTICLE VI - WORK PLAN

         6.1 The parties shall work together in good faith to approve a Work Plan for 2001 by no later than October 31, 2000. With respect to each subsequent calendar year during the term of this Agreement, the parties shall work together in good faith to adopt a Work Plan by no later than October 31 of the prior calendar year.

                       ARTICLE VII - INTELLECTUAL PROPERTY

         7.1 Each party shall retain ownership of all patents, copyrights, trademarks, trade secrets, know-how and Confidential Information (collectively "IP") owned by it on the Effective Date of this Agreement.

         7.2 Any invention or original work made during the performance of the Work Plan or any other development work performed in the Cooperative Development Area during the term of this Agreement, regardless of the employment of the inventors or creators, that is derived solely


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


from Vista Core Technology shall be owned solely by Vista (hereafter "Vista Invention"). All IP directed to a Vista Invention shall be owned by Vista. To the extent any officers, employees, contractors or agents (collectively, "Employees") of Jomed were involved in making a Vista Invention, Jomed shall cause such parties to assign their interest in such Vista Invention, and associated IP, to Vista. Further, Jomed shall have a non exclusive license to use any invention created by such Employees as prescribed under the legislation of the European Community.

         7.3 Any invention or original work made during performance of the Work Plan or any other development work performed in the Cooperative Development Area during the term of this Agreement, regardless of the employment of the inventors or creators, that is derived solely from Jomed Core Technology shall be owned solely by Jomed (hereafter "Jomed Invention"). All IP directed to a Jomed Invention shall be owned by Jomed. To the extent Vista Employees were involved in making a Jomed Invention, Vista shall cause such parties to assign their interest in such Jomed Invention, and associated IP, to Jomed. Further, Vista shall have a non exclusive license to use any invention created by any officers, employees, contractors or agents of Vista as prescribed under the legislation of the European Community.

         7.4 In the event Employees of either Vista and/or Jomed, in performance of the Work Plan under this Agreement, make an invention or original work that is not derived solely from Vista Core Technology or Jomed Core Technology ("Joint Invention"), such Joint Invention shall be owned jointly by Vista and Jomed. Each party agrees to make full disclosure to the other party of any such Joint Invention and any background information related thereto. The parties agree to cooperate with each other in obtaining and maintaining IP direct to such Joint Invention.

         7.5 Each party agrees to execute and deliver all documents reasonably necessary to carry out the intentions of this Article VII.

                          ARTICLE VIII - FORCE MAJEURE

         8.1 "Force Majeure" shall mean any event or condition, not existing as of the date of signature of this Agreement, not reasonably foreseeable as of such date and not reasonably within the control of either party, which prevents, in whole or in material part, the performance by one of the parties of its obligations hereunder, such as act of God, act of government, war or related actions, civil insurrection, riot, sabotage, strike or other labor disturbance, epidemic, fire, flood, windstorm, and similar event.

         8.2 Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and only for the period that its performance of such obligations is prevented by the event of Force Majeure.

         8.3 During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.


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


                        ARTICLE IX - TERM AND TERMINATION

         9.1 This Agreement shall commence on the Effective Date and may be terminated by either party upon providing at least thirty (30) days written notice to the other upon the earlier of (i) the expiration or termination of the Distribution Agreement or (ii) upon the termination of Jomed's rights to distribute Vista Products on an exclusive basis in the fields identified in the Distribution Agreement.

         9.2 The provisions of paragraph 5.5 and Article VII hereof shall survive the expiration or termination of this Agreement.

                            ARTICLE X - MISCELLANEOUS

         10.1 This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor.

         10.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors or permitted assigns of the parties hereto. The Agreement is personal to the parties and cannot be assigned by either party without the prior written consent of the other party, provided, however, that Jomed may assign this Agreement and all rights and obligations to a Related Company of Jomed or to any person who succeeds to substantially all of the assets and business of Jomed to which this Agreement relates.

         10.3 This Agreement and the Exclusive Distribution Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements whether written or oral relating thereto.

         10.4 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

         10.5 All of the representations, warranties, and covenants made in this Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof, shall survive such termination and continue thereafter in full force and effect.

         10.6 The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Any amendment to this Agreement shall be in writing and signed by the parties hereto.


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


         10.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

         10.8 The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

         10.9 Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Except as specifically granted, nothing in this Agreement shall be construed as a grant by one party to the other of a license under any IP rights of the one party.

         10.10 All notices or other communications to a party required or permitted hereunder shall be deemed given if in writing and delivered personally or sent by telecopy (with confirmation of transmission) or certified mail (return receipt requested) to such party at the following addresses (or at such other addresses as shall be specified by like notice):

         if to Jomed to:

                  Jomed International i Helsingborg AB
                  Drottninggatan 94
                  S-25221 Helsingborg
                  Sweden
                  Attention:  Antti Ristinmaa
                              Chief Financial Officer
                              Fax (46) 42 490 6001

         and if to Vista to:

                  Vista Medical Technologies, Inc.
                  5451 Avenida Encinas, Suite A
                  Carlsbad, CA  92008
                  Attention:  John Lyon
                  FAX (760) 603-9170

         with a copy to:

                  Brobeck Phleger & Harrison LLP
                  12390 El Camino Real
                  San Diego, CA  92130
                  Attention:  Michael Kagnoff
                  FAX (858) 720-2555


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


Jomed or Vista may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail) or on the next day following delivery to a reputable overnight carrier.

         10.11 In the event any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.12 Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or any exchange upon which such party's capital stock is listed or traded, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by Jomed and Vista. The foregoing shall not restrict either party's communications with employees, customers or private investors.

         10.13 Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.

                [Remainder of This Page Intentionally Left Blank]


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


         IN WITNESS WHEREOF, each of the parties has caused this Sales Agreement to be executed in the manner appropriate to each, as of the date first above written.

                                       VISTA MEDICAL TECHNOLOGIES, INC.

                                       By: /s/ Robert DeVaere
                                          -----------------------------
                                       Title: V.P. Finance, CFO
                                             --------------------------
                                       Date:  May 19, 2000
                                             --------------------------



                                       JOMED

                                       By:
                                          -----------------------------
                                       Title:
                                             --------------------------
                                       Date:
                                             --------------------------


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


                                   SCHEDULE A
                         CURRENT PRODUCT CONFIGURATIONS

        VISTA SERIES 8000, ADVANCED VISUALIZATION AND INFORMATION SYSTEM


STANDARD EQUIPMENT

SERIES 8000 NTSC   SERIES 8005 PAL
(110V)                        (220V)

---------------------------- ------------------------- ------------------------------------------------------------- -------
PART #                       PART #                    DESCRIPTION                                                   QTY
---------------------------- ------------------------- ------------------------------------------------------------- -------
8075-1                       8076                      CardioConsole (Inc Shelf for lightsource)                     1
---------------------------- ------------------------- ------------------------------------------------------------- -------
5131.011                     5131.001                  Wolf Lightsource, 300 Watt Xenon                              1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8170-1                       8170P-1                   3D/2D CardioController II                                     1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8180                         8180P                     CardioView Processor                                          1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8176                         8176                      Head Mounted Display (HMD) with Ext. cable                    2
---------------------------- ------------------------- ------------------------------------------------------------- -------
8271                                                   Sony 13" Analog Monitor                                       1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8190                         8190P                     StereoScope Camera                                            1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8191-01                      8191-01                   Stereo Endoscope 10mm, 0 degree                               1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8191-02                      8191-02                   Stereo Endoscope 10mm, 30 degree                              1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8054-1                                                 Liquid Light Guide                                            1
---------------------------- ------------------------- ------------------------------------------------------------- -------

SPECIAL ORDER MINI-CAMERA PACKAGE

---------------------------- ------------------------- ------------------------------------------------------------- -------
8100                         8100P                     CardioCamera 3D - 50mm                                        1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8050                         8050                      CardioLight (rack mounted)                                    1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8060                         8060                      Lamp Housing Module                                           1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8054                         8054                      CardioCamera Light Guide (single fiber)                       1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8110-02                      8110-02                   Thoracic 3D holder (malleable)                                1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8120-01                      8120-01                   Gooseneck 3D Arm                                              1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8120-02                      8120-02                   Gooseneck 3D Holder for Gooseneck Arm                         1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8150-03                      8150-03                   Universal Clamp                                               1
---------------------------- ------------------------- ------------------------------------------------------------- -------


SPECIAL ORDER MONO, ENDOCAM PACKAGE

---------------------------- ------------------------- ------------------------------------------------------------- -------
8160                         8160P                     2D Endoscope Camera Head                                      1
---------------------------- ------------------------- ------------------------------------------------------------- -------
8032-1                       8032-1                    32mm Endoscope Coupler                                        1
---------------------------- ------------------------- ------------------------------------------------------------- -------



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